United States

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2016

Southcoast Financial Corporation

(Exact name of registrant as specified in its charter)

South Carolina	000-25933	57-1079460
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

530 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464
(Address of principal executive offices)

(843) 884-0504
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 17, 2016, BNC Bancorp (“BNC”), the bank holding company for Bank of North Carolina, completed its acquisition by merger of Southcoast Financial Corporation (the “Company”), the bank holding company for Southcoast Community Bank (the “Merger”). The Company merged with and into BNC, with BNC as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger dated as of August 14, 2015, as amended (the “Merger Agreement”).

Upon the closing of the Merger, each outstanding share of the Company’s common stock was converted into the right to receive 0.6068 shares of BNC’s common stock. Such exchange ratio was fixed in accordance with the terms of the Merger Agreement and is the result of the twenty day volume weighted average price of BNC’s common stock as of the close of trading on June 16, 2016.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2015.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2016, the Company notified NASDAQ Stock Market LLC (“Nasdaq”) that the Merger would be effective at 12:01 a.m. on June 17, 2016. After the close of trading on June 16, 2016, Nasdaq filed with the SEC an application on Form 25 to remove the Company’s common stock from listing on Nasdaq and withdraw the registration of the Company’s common stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended. In connection with the completion of the Merger, trading of the Company’s common stock on Nasdaq ceased before the opening of trading on June 17, 2016. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

Upon the completion of the Merger, outstanding shares of the Company’s common stock were converted into the right to receive 0.6068 shares of BNC’s common stock. As described in the Company’s Current Report on Form 8-K filed February 1, 2016, the Merger and the Merger Agreement were approved by the Company’s shareholders at the special meeting of shareholders held on January 29, 2016. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Upon the completion of the Merger on June 17, 2016, the Company merged with and into BNC and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BNC BANCORP,
successor to Southcoast Financial Corporation

By:	/s/ David B. Spencer
Name:	David B. Spencer
Title:	Senior Executive Vice President and Chief Financial Officer

Date: June 23, 2016